Exhibit 10.3

[___], 2024

Holder of Warrants to Purchase Common Stock issued on July 19, 2023

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the offering on Form S-3 (File No. 333-258640) on or about the date hereof (the “Offering”) by Brainstorm Cell Therapeutics Inc. (the “Company”) of shares of common stock, par value $0.00005 per share (the “Common Stock”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of the Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the Existing Warrants (as defined below), by amending the termination date of the Existing Warrants (as defined therein) to [___]1 and the exercise price of the Existing Warrants (as defined therein) to [___]2 (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

“Existing Warrants” means the existing warrants to purchase up to 4,054,055 shares of Common Stock of the Company at an exercise price of $2.00 per share issued on July 19, 2023, as amended.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. In addition, the Company shall promptly file after the closing of the Offering a prospectus supplement (or other appropriate document reasonably required) to the applicable registration statement in connection with the amendments hereunder.

[Signature Page Follows]

1 NTD: Insert the five year anniversary of the Issue Date of the Common Warrant in the Offering.

2 NTD: Insert the exercise price of the warrants in the Offering.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRAINSTORM CELL THERAPEUTICS Inc.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________